Exhibit 5.1

May 15, 2024

Kohl’s Corporation

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

Ladies and Gentlemen:

We have acted as your counsel in connection with the issuance by Kohl’s Corporation, a Wisconsin corporation (the “Company”), of up to 12,435,851 shares of common stock, $0.01 par value (the “Shares”), pursuant to the Kohl’s Corporation 2024 Long-Term Compensation Plan (the “Plan”), as described in the Company’s prospectus dated May 15, 2024 (the “Prospectus”) relating to the Company’s Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on May 15, 2024 (the “Registration Statement”).

We have examined: (a) the Plan, the Prospectus and the Registration Statement, (b) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, (c) certain resolutions of the Company’s Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Wisconsin as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.